Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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December 13, 2018	SEOUL
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ANGI Homeservices Inc.

14023 Denver West Parkway

Building 64

Golden, CO 80401

Re:                 ANGI Homeservices Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to ANGI Homeservices Inc., a Delaware corporation (the “Company”), in connection with the resale by the Selling Stockholders (as defined below) of 1,504,082 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Common Stock” and such number of shares of Common Stock, the “Shares”). We have been advised that the Shares were issued pursuant to the Agreement and Plan of Merger, dated as of September 29, 2018 (the “Merger Agreement”), by and among the Company, Hamlet Merger Sub, Inc., Handy Technologies, Inc. and Shareholder Representative Services LLC.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)                                 the registration statement on Form S-3ASR (File No. 333-227932) of the Company relating to the Shares and other securities of the Company filed with the Securities and

Exchange Commission (the “Commission”) on October 22, 2018 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)                                 the prospectus, dated October 22, 2018 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)                                  the preliminary prospectus supplement, dated December 11, 2018 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Shares, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)                                 the prospectus supplement, dated December 11, 2018 (together with the Base Prospectus, the “Prospectus Supplement”), relating to the offering of the Shares, in the form filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(e)                                  an executed copy of the Underwriting Agreement, dated December 11, 2018, among the Company, the selling stockholders named therein (collectively, the “Selling Stockholders”) and Goldman Sachs & Co. LLC (the “Underwriter”), relating to the sale by the Selling Stockholders to the Underwriter of the Shares;

(f)                                   an executed copy of a certificate of Joanne Hawkins, Vice President and Assistant Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(g)                                  a copy of the Company’s Amended and Restated Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of November 21, 2018, and certified pursuant to the Secretary’s Certificate;

(h)                                 a copy of the Company’s Amended and  Restated Bylaws, as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate;

(i)                                     copies of certain resolutions of the Board of Directors of the Company, adopted on September 13, 2018 certified pursuant to the Secretary’s Certificate; and

(j)                                    an executed copy of the Merger Agreement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. With respect to our opinion below, we have assumed that the Company received the consideration for the Shares set forth in the Merger Agreement and the applicable board resolutions. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate, and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

DSY